Exhibit 4 – Specimen Stock Certificate

NUMBER                                                                                                                                               SHARES

COMMON STOCK                                                                                                           COMMON STOCK

REGENCY RESOURCES INC.
SHARES AUTHORIZED: 200,000,000
PAR VALUE: $0.001

                            CUSIP –

INCORPORATED UNDER THE LAWS OF THE STATE OF
NEVADA

SEE REVERSE FOR CERTAIN DEFINITIONS

THIS CERTIFIES THAT

is the Owner of

FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK

REGENCY RESOURCES INC.

transferable on the books of the corporation buy the holder hereof, in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed.  This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

Witnessed this facsimile seal of said Corporation and the facsimile signatures of its duly authorized officers.

Dated:

 Countersigned and registered                                                                          CORPORATE                                             D. BOZANIC           J. H.C. BROOKE
Action  Stock  Transfer Inc.                                                                       Nevada                                                     Secretary                     President
   Transfer agent and Registrar                                                                06/25/2007
    By                                                                    SEAL
Authorized Signature

SPECIMEN